UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2020

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	88-0225318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Vitruvian Way, Suite 1152, Addison, Texas 75001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 803-5337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2020, American International Holdings Corp. (the “Company”, “we” and “us”), entered into a Securities Purchase Agreement (the “SPA”) with Global Career Networks Inc, a Delaware corporation (the “Seller”), the sole owner of Life Guru, Inc., a Delaware corporation (“Life Guru”).

Pursuant to the SPA, the Company acquired a 51% interest in Life Guru from the Seller. Life Guru owns the website www.LifeGuru.me – a website dedicated to providing an online platform to connect consumers to a variety of mentors, professionals, life coaches and career coaches. The LifeGuru.me website is currently in development and is anticipated to be fully launched on or before August 31, 2020.

As consideration for the purchase of the 51% ownership interest in Life Guru, the Company issued the Seller 500,000 shares of its newly designated Series B Convertible Preferred Stock (discussed in further detail under Item 5.03, below), which had an agreed upon value of $500,000 ($1.00 per share), and agreed to issue the Seller up to an additional 1,500,000 shares of Series B Convertible Preferred Stock (with an agreed upon value of $1,500,000) upon the following milestones, provided that such milestones are met prior to the earlier of (i) May 15, 2021; and (ii) thirty (30) days after the Company has provided the Seller written notice of a breach by the Seller of any provision of the SPA, which breach has not been reasonably cured within a thirty (30) day period:

(a) 500,000 Series B Convertible Preferred Stock shares upon completion of the fully operational LifeGuru.me website;

(b) 500,000 Series B Convertible Preferred Stock shares upon such time as 300 coaches have signed up at LifeGuru.me; and

(c) 500,000 Series B Convertible Preferred Stock shares upon such time as 1,000 coaches have signed up at LifeGuru.me.

As additional consideration for agreeing to the terms of the SPA, the Seller agreed to a non-compete preventing the Seller (and its affiliates) from competing against the Company (except through Life Guru) for a period of three years following the closing.

The SPA contained customary representations, indemnification obligations (subject to a $2 million cap, subject to certain exceptions) and covenants of the parties. The purchase of the 51% interest in Life Guru by the Company closed pursuant to the terms of the SPA on May 15, 2020.

The description of the SPA above is not complete and is qualified in its entirety by the full text of the SPA, filed herewith as Exhibit 2.1, which is incorporated by reference in this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information and disclosures set forth in Item 1.01 hereof are incorporated by reference into this Item 2.01 in their entirety.

Item 3.02 Unregistered Sales of Equity Securities.

On May 20, 2020, the Company issued one share of its newly designated shares of Series A Preferred Stock (the rights associated with such Series A Preferred Stock are described in greater detail under Item 5.03, which information is incorporated by reference into this Item 5.01), to each of the three members of its then Board of Directors, (1) Jacob D. Cohen, (2) Esteban Alexander and (3) Luis Alan Hernandez, in consideration for services rendered to the Company as members of the Board of Directors. Such shares of Series A Preferred Stock vote in aggregate sixty percent (60%) of the total vote on all shareholder matters, voting separately as a class, as discussed in greater detail below under Item 5.01. Notwithstanding such voting rights, no change in control of the Company was deemed to have occurred in connection with the issuance since Messrs. Cohen, Alexander and Hernandez, own in aggregate 68% of the Company’s outstanding common stock and therefore controlled the Company prior to such issuance.

Pursuant to the SPA described in greater detail above in Item 1.01 (which description is incorporated by reference into this Item 3.02), the Company agreed to issue the Seller 500,000 shares of Series B Convertible Preferred Stock at the closing of the SPA and agreed that the Seller may be issued up to an additional 1.5 million shares of Series B Convertible Preferred Stock in the future, pursuant to the terms of the SPA, upon certain milestones described above being met.

We claim an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of the shares of Series A Preferred Stock and Series B Convertible Preferred Stock discussed above pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act, since the transactions did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had information regarding the Company similar to what would be included in a Registration Statement under the Securities Act, and acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

In the event all of the milestones described in the SPA are met a maximum of an additional 1.5 million shares of Series B Convertible Preferred Stock of the Company would be issuable to the Seller.

Based on the current five-day VWAP, the Series B Convertible Preferred Stock issued at the closing of the SPA would, upon the complete conversion thereof, be convertible into 1,853,715 shares of the Company’s common stock; and if all the milestone shares are issued to the Seller pursuant to the SPA, the 2,000,000 shares of Series B Convertible Preferred Stock of the Company would be, based on the current five-day VWAP, convertible into 7,414,860 shares of common stock, provided that the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock is subject to increase in connection with decreases in the value of our common stock. Notwithstanding the above, at no time may the Series B Preferred Stock be converted into shares of our common stock by any holder, if such conversion would result in such holder thereof and its affiliates owning an aggregate of in excess of 4.999% of the then outstanding shares of our common stock, which amount may be increased to 9.999% on a per holder basis, upon 61 days’ prior written notice.

Item 3.03 Material Modification to Rights of Security Holders.

The information and disclosures set forth in Item 5.03 hereof are incorporated by reference into this Item 3.03 in their entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company previously designated 2,200,000 shares of Series C Convertible Preferred Stock on September 20, 2007. Effective on May 18, 2020, due to the fact that no shares of Series C Convertible Preferred Stock were outstanding, the Board of Directors approved, and the Company filed, a Certificate of Withdrawal of Certificate of Designation relating to such series of preferred stock with the Secretary of State of Nevada and terminated the designation of its Series C Convertible Preferred Stock effective as of the same date.

On May 18, 2020, the Board of Directors of the Company approved the filing of (a) an Amended and Restated Certificate of Designation of the Company’s Series A Preferred Stock (the “Series A Preferred Stock” and the “Series A Designation”); and (b) an Amended and Restated Certificate of Designation of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock” and the “Series B Designation”), with the Secretary of State of Nevada, which designations were filed with, and became effective with, the Secretary of State of Nevada on the same date. The Series A Designation designated three shares of Series A Preferred Stock and the Series B Designation designated 2,000,000 shares of Series B Preferred Stock.

Series A Preferred Stock

The Series A Designation provides for the Series A Preferred Stock to have the following rights:

Dividend Rights. The Series A Preferred Stock do not accrue dividends.

Liquidation Preference. The Series A Preferred Stock have no liquidation preference.

Conversion Rights. The Series A Preferred Stock have no conversion rights.

Voting Rights. For so long as any shares of Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, have the right to vote on all shareholder matters (including, but not limited to at every meeting of the stockholders of the Company and upon any action taken by stockholders of the Company with or without a meeting) equal to sixty percent (60%) of the total vote (the “Total Series A Vote” and the “Voting Rights”). For example, if there are 10,000 shares of the Company’s common stock issued and outstanding at the time of a shareholder vote, the holders of the Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 15,000 shares, out of a total number of 25,000 shares voting.

Additionally, so long as Series A Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of Series A Preferred Stock, voting separately as a class (i) amend, alter or repeal any provision of the Articles of Incorporation or the Bylaws of the Company so as to adversely affect the designations, preferences, limitations and relative rights of the Series A Preferred Stock, (ii) effect any reclassification of the Series A Preferred Stock, (iii) designate any additional series of preferred stock, the designation of which adversely effects the rights, privileges, preferences or limitations of the Series A Preferred Stock; or (iv) amend, alter or repeal any provision of the Series A Designation (except in connection with certain non-material technical amendments).

Notwithstanding the above, no shares of Series A Preferred Stock held by any person who is not a then member of the Board of Directors of the Company (each a “Non-Director Holder”), shall have any Voting Rights and the Voting Rights of all other shares of Series A Preferred Stock (including, but not limited to the Total Series A Vote) shall be calculated without regard to, and without taking into account, the shares of Series A Preferred Stock held by such Non-Director Holder.

Redemption Right. The Company has the option in its sole discretion, at any time, with the majority consent or approval of the Board of Directors of the Company, to redeem any outstanding shares of Series A Preferred Stock of the Company held by any Non-Director Holder, by paying the Non-Director Holder(s) a redemption price of $1.00 per share for each such Series A Preferred Stock shares redeemed (the “Redemption Amount”, and each a “Redemption”). The payment by the Company to the Non-Director Holder (at such Non-Director Holder’s address of record) of the Redemption Amount in connection with a Redemption automatically results in the cancellation, termination and invalidation of any outstanding Series A Preferred Stock held by a Non-Director Holder or his, her or its assigns.

Purchase Right. In the event the Company is legally prohibited from exercising the redemption right discussed above, any one or more of the other holders of the Series A Preferred Stock, other than any Non-Director Holder(s) (the “Director Holders”), have the option, exercisable in their sole discretion, to purchase their pro rata share of any shares of Series A Preferred Stock held by any Non-Director Holder(s) for $1.00 per share of Series A Preferred Stock (the “Purchase Amount”, and the “Purchase”). The payment by the Director Holder(s) of the Series A Preferred Stock to the Non-Director Holder of the Purchase Amount automatically, and without any required action by the Director Holder(s) or the Non-Director Holder, results in the transfer of the rights to, and ownership of, such Series A Preferred Stock held by a Non-Director Holder or his, her or its assigns, to the Director Holder(s), pro rata with their payment of the Purchase Amount.

Protective Provisions. Subject to the rights of series of preferred stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Company cannot without first obtaining the approval (by written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class:

(a) Issue any additional shares of Series A Preferred Stock after the original issuance of shares of Series A Preferred Stock;

(b) Increase or decrease the total number of authorized or designated shares of Series A Preferred Stock;

(c) Effect an exchange, reclassification, or cancellation of all or a part of the Series A Preferred Stock;

(d) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or

(e) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in the Series A Designation.

Transfer Restrictions. Each holder of Series A Preferred Stock is prohibited from Transferring any shares of Series A Preferred Stock. “Transfer” means directly or indirectly (a) offering for sale, selling, pledging, hypothecating, transferring, assigning or otherwise disposing of (or enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law); or (b) entering into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the benefits or risks of ownership of the applicable securities, whether any such transaction is to be settled by delivery of securities or other securities, in cash or otherwise.

Series B Convertible Preferred Stock

The Series B Designation provides for the Series B Preferred Stock to have the following rights:

Dividend Rights. The Series B Preferred Stock does not accrue any dividends, but the Series B Preferred Stock holders are entitled to share in dividends paid to the holders of the Company’s common stock to the same extent that such holders would have received such dividends had they converted the Series B Preferred Stock into common stock pursuant to the conversion rights discussed below.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (each a “Liquidation Event”), the holders of Series B Preferred Stock are entitled to receive pari passu with any distribution of any of the assets of the Company to the holders of the Company’s common stock, but not prior to any holders of senior securities (which include holders of capital leases, other preferred stock and debt holders, and banks or others, which hold priority liquidation preferences over the assets of the Company), which holders of the senior securities have priority to the distribution of any assets of the Company, an amount per share for each share of Series B Preferred Stock held by them equal to $1.00 per share.

Conversion Rights. Each share of Series B Preferred Stock may be converted, at the option of the holder thereof, into that number of shares of common stock of the Company as equals $1.00 divided by 90% of the average of the volume weighted average prices (“VWAP”) of the Company’s common, for the five trading days immediately preceding the date the notice of conversion is received, with any remainder rounded to the hundredths place. Notwithstanding the above, at no time may the Series B Preferred Stock be converted into shares of our common stock by any holder, if such conversion would result in such holder thereof and its affiliates owning an aggregate of in excess of 4.999% of the then outstanding shares of our common stock, which amount may be increased to 9.999% on a per holder basis, upon 61 days’ prior written notice.

Voting Rights. The Series B Preferred Stock has no voting rights on general corporate matters, provided that the Series B Designation does contain customary protective provisions restricting the Company’s ability to undertake any of the following without the approval of a majority in interest of such shares of Series B Preferred Stock:

(a) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock;

(b) Re-issue any shares of Series B Preferred Stock converted pursuant to the terms of the Series B Designation;

(c) Issue any shares of Series B Preferred Stock other than pursuant to the SPA;

(d) Alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series; or

(e) Amend or waive any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series B Preferred Stock so as to affect adversely the shares of Series B Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series B Preferred Stock have no redemption rights.

* * * * *

The description of the Series A Designation and Series B Designation above is not complete and is qualified in its entirety by the full text of the Series A Designation and Series B Designation, filed herewith as Exhibits 3.1 and 3.2, respectively, which are incorporated by reference in this Item 5.03.

Item 8.01 Other Events

On May 21, 2020, the Company issued a press release relating to the closing of the SPA. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

To the extent required by Item 9.01, the financial statements of Life Guru will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

To the extent required by Item 9.01, the Pro forma financial information relative to the acquisition of a 51% interest in Life Guru will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1*+	Securities Purchase Agreement dated May 15, 2020, by and between American International Holdings Corp., as purchaser and Global Career Networks Inc, as seller, relating to the sale of 51% of Life Guru, Inc.
3.1*	Amended and Restated Certificate of Designations of American International Holdings Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series a Preferred Stock, filed with the Secretary of State of Nevada on May 18, 2020
3.2*	Amended and Restated Certificate of Designation of American International Holdings Corp. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock, filed with the Secretary of State of Nevada on May 18, 2020
3.3*	Certificate of Withdrawal of Certificate of Designation of Series C Convertible Preferred Stock filed with the Secretary of State of Nevada on May 18, 2020
99.1**	Press release dated May 21, 2020

* Filed herewith.

** Furnished herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that American International Holdings Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: May 21, 2020	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*+	Securities Purchase Agreement dated May 15, 2020, by and between American International Holdings Corp., as purchaser and Global Career Networks Inc, as seller, relating to the sale of 51% of Life Guru, Inc.
3.1*	Amended and Restated Certificate of Designations of American International Holdings Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series a Preferred Stock, filed with the Secretary of State of Nevada on May 18, 2020
3.2*	Amended and Restated Certificate of Designation of American International Holdings Corp. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock, filed with the Secretary of State of Nevada on May 18, 2020
3.3*	Certificate of Withdrawal of Certificate of Designation of Series C Convertible Preferred Stock filed with the Secretary of State of Nevada on May 18, 2020
99.1**	Press release dated May 21, 2020

* Filed herewith.

** Furnished herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that American International Holdings Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.